UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2015

MGP Ingredients, Inc.
(Exact name of registrant as specified in its charter)

KANSAS	0-17196	45-4082531
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cray Business Plaza
100 Commercial Street
Box 130
Atchison, Kansas 66002
(Address of principal executive offices) (Zip Code)

(913) 367-1480
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On September 1, 2015, MGP Ingredients, Inc. (the "Company") purchased 950,000 shares of the Company's common stock in a privately negotiated transaction with F2 SEA Inc., an affiliate of SEACOR Holdings Inc. pursuant to a Stock Repurchase Agreement (the "Stock Repurchase Agreement"). The Company paid $15.25 per share repurchased, for an aggregate consideration of $14,487,500.
The foregoing description of the Stock Repurchase Agreement is qualified in its entirety by reference to the Stock Repurchase Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Attached as Exhibit 99.l is the Company’s press release making the announcement.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	Stock Repurchase Agreement between MGP Ingredients, Inc. and F2 SEA Inc, dated September 1, 2015.

99.1	Press release dated September 8, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        MGP INGREDIENTS, INC.

Date: September 8, 2015    By:    /s/ August C. Griffin
Augustus C. Griffin, Chief Executive Officer